EXHIBIT (a)(1)(G)

Notice of Withdrawal

For Tender of Shares of Common Stock

Pursuant to the Offer to Purchase, Dated March 6, 2023

by

Corcept Therapeutics Incorporated

Up to 7,500,000 Shares of its Common Stock

At a Cash Purchase Price Not Greater than $19.25 per Share Nor Less than $19.25 per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE (1) MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON MARCH 31, 2023, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

The undersigned hereby withdraws the tender of his, her or its shares of common stock, par value $0.001 per share (each, a “Share,” and collectively, “Shares”), of Corcept Therapeutics Incorporated, a Delaware corporation (the “Company,” “we,” “us” or “our”) pursuant to the offer of the Company to purchase up to 7,500,000 of its Shares at a price calculated as described in the Offer to Purchase (as defined below) that is a price not greater than $19.25 nor less than $19.25 per Share to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and conditions described in the Offer to Purchase, dated March 6, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”), in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and in other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and this Letter of Transmittal, the “Offer”).

If you have questions or need assistance, you should contact D.F. King & Co., Inc., the information agent for the offer (the “Information Agent”), or Piper Sandler & Co., the dealer manager for the Offer (the “Dealer Manager”), at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase. If you require additional copies of the Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery, the IRS Form W-9 or other related materials, you should contact the Information Agent. Copies will be furnished promptly at the Company’s expense.

All withdrawals of Shares previously tendered in the Offer must comply with the procedures set forth in Section 4 of the Offer to Purchase.

The undersigned has identified in the table below the Shares that are being withdrawn from the Offer. If a stockholder has used more than one Letter of Transmittal or has otherwise tendered Shares in more than one group of Shares, the stockholder may withdraw Shares using either separate written notices of withdrawal or a combined written notice of withdrawal, so long as the information specified above is included.

DESCRIPTION OF SHARES TO BE WITHDRAWN

SHARES TO BE WITHDRAWN	PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES WERE TENDERED

Number of Shares:	☐ Shares Tendered At Price Determined By Stockholder

☐ $19.25

☐ $19.50

☐ $19.75

☐ $20.00

☐ $20.25

☐ $20.50

☐ $20.75

☐ $21.00

☐ $21.25

☐ $21.50

☐ $21.75

☐ $22.00

DESCRIPTION OF SHARES TO BE WITHDRAWN

SHARES TO BE WITHDRAWN	PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES WERE TENDERED

Number of Shares:	☐ Shares Tendered At Price Determined By Stockholder

CUSIP NO:	☐ $19.25

☐ $19.50

Name of Tendering Stockholder:	☐ $19.75

☐ $20.00

Name of Registered Holder of the Shares:	☐ $20.25
☐ $20.50

Serial Numbers for Certificates for Shares (if applicable):	☐ $20.75

☐ $21.00

☐ $21.25

☐ $21.50

☐ $21.75

☐ $22.00

DESCRIPTION OF SHARES TO BE WITHDRAWN

SHARES TO BE WITHDRAWN	PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES WERE TENDERED

Number of Shares:	☐ Shares Tendered At Price Determined By Stockholder

CUSIP NO:	☐ $19.25

☐ $19.50

Name of Tendering Stockholder:	☐ $19.75

☐ $20.00

Name of Registered Holder of the Shares:	☐ $20.25
☐ $20.50

Serial Numbers for Certificates for Shares (if applicable):	☐ $20.75

☐ $21.00

☐ $21.25

☐ $21.50

☐ $21.75

☐ $22.00

For withdrawals of Shares delivered through The Depository Trust Company (the “Book-Entry Transfer Facility”), this notice of withdrawal (this “Notice of Withdrawal”) should only be used for such withdrawals if the undersigned needs to withdraw Shares after the Book-Entry Transfer Facility closes, which is expected to occur at 5:00 p.m., New York City time, on the Expiration Date. Otherwise, the Book-Entry Transfer Facility’s form of notice of withdrawal should be used to withdraw such Shares.

Once the Book-Entry Transfer Facility has closed, if you beneficially own Shares that were previously delivered through the Book-Entry Transfer Facility, then in order to properly withdraw your Shares, the institution through which your Shares are held must deliver via email this Notice of Withdrawal to Continental Stock Transfer & Trust Company, the depositary for the Offer (the “Depositary”), at (917) 262-2378 prior to one (1) minute after 11:59 p.m., New York City time, on the Expiration Date. You should consult with such institution on the procedures that must be complied with and the time by which such procedures must be completed to ensure that the institution has ample time to submit this Notice of Withdrawal on your behalf prior to one minute after 11:59 p.m. on the Expiration Date.

This form must be signed below by the applicable Book-Entry Transfer Facility participant as its name appears on a security position listing showing such participant as the owner of the Shares being tendered. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name of Book-Entry Transfer Facility Participant:

Account Number(s):

Signature(s):

Capacity (Full Title):

Address (and Zip Code):

Telephone Number:

TIN or SSN:

Book-Entry Transfer Facility Participant No.:

Transaction Code Number:

Date:

We will determine all questions as to the form and validity, including the time of receipt, of any notice of withdrawal, in our sole discretion, which determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. Neither we nor the Dealer Manager, the Depositary, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of the foregoing incur liability for failure to give any such notification.

Withdrawals may not be rescinded, and any Shares properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, withdrawn Shares may be re-tendered before the Expiration Date by again following one of the procedures described in Section 3 of the Offer to Purchase.

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